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                                   Exhibit 1.9

            ISEE3D INC. GENERAL BY-LAW NO. 1 (as at January 21, 2000)



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                                   ISEE3D INC.

                              GENERAL BY-LAW NO. 1

By-Laws relating generally to the transaction of the business and affairs of Isee3D Inc.

Section           Contents                                            Page
-------           --------                                            ----

One               Interpretation                                         1

Two               Business of the Corporation                            2

Three             Directors                                              4

Four              Committees                                             6

Five              Officers                                               9

Six               Protection of Directors,
                  Officers and Others                                   11

Seven             Shares                                                12

Eight             Dividends and Rights                                  13

Nine              Meetings of Shareholders                              14

Ten               Notices                                               17

Eleven            Effective Date                                        19



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                                   ISEE3D INC.
                               (the "Corporation")

BE THEM ENACTED as the by-laws of the Corporation as follows:

                                    Section 1

                                 INTERPRETATION

1.01 Definitions. In the by-laws of the Corporation , unless the context otherwise requires:

"Act" means the Canada Business Corporations Act, and any statute that may be substituted therefor, as from time to time amended;

"appoint" includes "elect" and vice versa;

"Articles" means the Articles of Incorporation February 9, 1981, as from time to time amended or restated;

"board" means the board of directors of the Corporation;

"by-laws" means these by-laws and all other by-laws of the Corporation from time to time in force and effect;

"Corporation" means Isee3d Inc.;

"meeting of shareholders" means an annual meeting of shareholders or a special meeting of shareholders; "special meeting of shareholders" includes a meeting of any classes of shareholders and a special meeting of all shareholders entitled to vote at an annual meeting of shareholders;

"non-business day" means Saturday, Sunday and any other day that is a holiday as defined in the Interpretation Act (Canada) and any statute that may-be substituted therefor, as from time to time amended;

"recorded address" means, in the case of a shareholder, the address as recorded in the securities register; and, in the case of joint shareholders, the address appearing in the securities register in respect of such joint holding or the first address so appearing if there is more than one; and, in the case of a director, officer, auditor or member of a committee of the board, the latest address as recorded in the records of the Corporation;

"regulations" means regulations promulgated under the Act;


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          "signing officer" means, in relation to any instrument, any person authorized to sign the same on behalf of the Corporation by virtue of section 2.03 of these by-laws or by virtue of a resolution passed pursuant thereto;

          save as aforesaid, words and expressions defined in the Act have the same meanings when used herein; and

          words importing the singular number include the plural and vice versa; words importing gender include the masculine, feminine and neuter gender; and words importing persons include individuals, bodies corporate, partnerships, trusts and unincorporated organizations.

                                    Section 2

                           BUSINESS OF THE CORPORATION

          2.01 Corporate Seal. Until changed by the board, the corporate seal of the Corporation shall be in the form here impressed.

          2.02 Financial Year. Until changed by the board, the financial year of the Corporation shall end on the last day of December in each year.

          2.03 Execution of Instruments. All deeds, transfers, assignments, contracts, obligations, certificates, instruments and other writings requiring execution by the Corporation shall be signed on behalf of the Corporation by the chairman of the board, or the president, or the chief executive officer, or the managing director, if any, or any vice-president or director, together with the secretary or the treasurer, or an assistant secretary or an assistant treasurer, or any other person authorized by the by-laws or by resolution of the board. In addition, the board may from time to time direct the manner in which the person or persons by whom any particular instrument or class of instruments may or shall be signed. Any signing officer may affix the corporate seal to any instrument requiring the same.

          The signature or signatures of the chairman of the board, the president, the managing director, if any, a vice-president, the secretary, the treasurer, an assistant secretary or an assistant treasurer, or any director of the Corporation and/or of any officer or officers, person or persons, appointed as aforesaid by the by-laws or by resolution of the board of directors, may, if specifically authorized by resolution of the directors, be printed, engraved, lithographed or otherwise mechanically reproduced upon any contracts, documents or instruments in writing, or upon bonds, debentures or other securities of the Corporation (as provided in Section 7.04) executed or issued by or an behalf of the Corporation and all contracts, documents or instruments in writing, or bonds, debentures or other securities of the Corporation on which the signature or signatures of any of the


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foregoing officers or persons authorized as aforesaid shall be so reproduced shall be deemed to have been manually signed by such officers or persons whose signature or signatures is or are so reproduced, and shall be as valid to all intents and purposes as if they had been signed manually and notwithstanding that the officers or persons whose signature or signatures is or are so reproduced may have ceased to hold office at the date of the delivery or issue of such contracts, documents or instruments in writing, or bonds, debentures or other securities of the Corporation. It shall not be necessary to affix the corporate seal of the Corporation to any contracts, documents or instrument in writing, or bonds, debentures or other securities of the Corporation.

          2.04 Banking Arrangements. The banking business of the Corporation including, without limitation, the borrowing of money and the giving of security therefor, shall be transacted with such banks, trust companies or other bodies corporate or organizations as may from time to time be designated by or under the authority of the board. Such banking business or any part thereof shall be transacted under such agreements, instructions and delegations of powers as the board may from time to time prescribe or authorize.

          2.05 Voting Rights in other Bodies Corporate. The signing officers of the Corporation may execute and deliver, proxies and arrange for the issuance of voting certificates or other evidence of the right to exercise the voting rights attaching to any securities held by the Corporation. Such instruments, certificates or other evidence shall be in favour of such person or persons as may be determined by the officers executing such proxies or arranging for the issuance of voting certificates or such other evidence of the right to exercise such voting rights. In addition, the board may from time to time direct the manner in which and the person or persons by whom any particular voting rights or class of voting rights-may or shall be exercised.

          2.06 Withholding Information from Shareholders. Subject to the provisions of the Act, no shareholder shall be entitled to discovery of any information respecting any details or conduct of the Corporation's business which, in the opinion of the board, it would be inexpedient in the interests of the shareholders or the Corporation to communicate to the public. Subject to the provisions of the Act, the board may from time to time determine whether and to what extent and at what time and place and under what conditions or regulations the accounts, records and documents of the Corporation, or any of them, shall be open to the inspection of shareholders and no shareholder shall have any right to inspect any account, record or document of the Corporation except as conferred by the Act or authorized by the board or by resolution passed at a general meeting of shareholders.

          2.07 Accounts. The directors shall cause to be kept at the registered office of the Corporation, or at such other place in Canada as they deem fit and proper, accounting records adequate to enable the directors to ascertain the financial position of the Corporation with reasonable accuracy on a quarterly basis.

          2.08 Audit. The shareholders at each annual meeting shall appoint an auditor or auditors to hold office until the next annual meeting and the appointment, remuneration, rights and duties of such


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auditor or auditors shall be regulated by the Act. At least once in every fiscal year the accounts of the Corporation shall be examined and the correctness of the financial statements ascertained by such auditor or auditors.

                                    Section 3

                                    DIRECTORS

          3.01 Number of Directors and quorum. Until changed in accordance with the Act, the board shall consist of not fewer than three (3) and not more than ten (10) directors as may be determined by the board from time to time. Subject to the requirements of the Act, the quorum for the transaction of business at any meeting of the board shall consist of a majority of the directors present or participating at the meeting, or such greater number of directors as the board may from time to time determine.

          3.02 Qualification. No person shall be qualified for election as a director if he or she: is less than 18 years of age or has attained the age of 70 years; is of unsound mind and has been so found by a court in Canada or elsewhere; is not an individual; or has the status of a bankrupt. A director need not be a shareholder.

          3.03 Election and Term. The election of directors shall take place at the first meeting of shareholders and at each annual meeting of shareholders. The number of directors to be elected at any such meeting shall be the number of directors then in office unless the directors or the shareholders otherwise determine. The election shall be by resolution. If an election of directors is not held at the proper time, the incumbent directors shall continue in office until their successors are elected. The directors may appoint one or more directors, who shall hold office for a term expiring not later than the close of the next annual meeting of shareholders, but the total number of directors so appointed may not exceed one-third of the number of directors elected at the previous annual meeting of shareholders.

          3.04 Removal of Directors. Subject to the provisions of the Act, the shareholders may by resolution passed at a special meeting remove any director from office and the vacancy created by such removal may be filled at the same meeting, failing which it may be filled by the directors.

          3.05 Vacation of Office. A director ceases to hold office when he or she: dies; is removed from office by the shareholders; ceases to be qualified for election as a director; or when his or her written resignation is sent or delivered to the Corporation or, if a time is specified in such resignation, at the time so specified, if later than delivery of such resignation.

          3.06 Written Statement by Director. A director who resigns, or receives a notice or otherwise learns of a meeting of shareholders called for the purpose of removing such director from office, or receives notice or otherwise learns of a meeting of directors or shareholders at which another person is to be appointed or elected to fill the office of director, is entitled to submit to the Corporation a written statement (a copy of which shall be sent by the Corporation to the shareholders) giving the reasons for his or her resignation or the reasons why he or she opposes any proposed action or resolution.

          3.07 Vacancies. Subject to the Act, a quorum of the board may fill a vacancy in the board, except a vacancy resulting from an increase in the minimum number of directors or from a failure of


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the shareholders to elect the minimum number of directors. In the absence of a quorum of the board, or if the vacancy has arisen from a failure of the shareholders to elect the minimum number of directors, the board shall forthwith call a special meeting of shareholders to fill the vacancy. If the board fails to call such meeting or if there are no such directors then in office, any shareholder may call the meeting. Where there is a vacancy in the board, the remaining directors may exercise all the powers of the board so long as a quorum remains in office.

          3.08 Powers of the Board. The board shall manage the business and affairs of the Corporation. Subject to section 3.09, the powers of the board may be exercised by resolution passed at a meeting at which a quorum is present or by resolution in writing signed by all the directors entitled to vote on that resolution at a meeting of the board.

          3.09 Meetings by Telephone. If all the directors consent, a director may participate in a meeting of the board or a committee of the board by means of such telephone or other communications facilities as permit all persons participating in the meeting to hear each other, and a director participating in such a meeting by such means is deemed to be present at the meeting. Any such consent shall be effective whether given before or after the meeting to which it relates and may be given with respect to all meetings of the board and of committees of the board held while a director holds office. Any such meeting shall be deemed to have been held in the place from which the chairman of the meeting presided.

          3.10 Place of Meetings. Meetings of the board may be held at any place in or outside Canada.

          3.11 Calling of Meetings. Meetings of the board may be held from time to time at such time and place as the board, the chairman of the board, the managing director, if any, or any two directors may determine.

          3.12 Notice of Meeting. Notice of the time and place of each regular meeting of the board shall be given in the manner provided in section 10.01 to each director not less than fourteen (14) days before the time when the meeting is to be held. Special meetings of the board may be held on at least twenty-four
(24) hours' notice in writing to each director delivered to the director personally or left at his or her usual residence or usual place of business or mailed, postage prepaid, or sent by telegram or facsimile transmission addressed to him or her at such residence or place of business. A notice of a meeting of directors need not specify the purpose of or the business to be transacted at the meeting except where the Act requires such purpose or business to be specified. A director may in any manner waive notice of or otherwise consent to a meeting of the board.

          3.13 First Meeting of New Board. Provided a quorum of directors is present, each newly elected board shall without notice hold its first meeting immediately following the meeting of shareholders at which such board is elected.


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          3.14 Adjourned Meeting. Notice of an adjourned meeting of the board is not required if the time and place of the adjourned meeting is announced at the original meeting.

          3.15 Regular Meetings. The board may appoint a day or days in any month or months for regular meetings of the board at a place and hour to be named. A copy of any resolution of the board fixing the place and time of such regular meetings shall be sent to each director forthwith after being passed.

          3.16 Chairman. The chairman of any meeting of the board shall be the first mentioned of such of the following officers as have been appointed and who is a director and is present at the meeting: chairman of the board, a vice-chairman of the board, if any, managing director, if any, president, if a director, or a vice-president who is a director. If no such officer is present, the directors present shall choose one of their number to be chairman.

          3.17 Votes to Govern. At all meetings of the board every question shall be decided by a majority of the votes cast on the question. In case of an equality of votes, the chairman of the meeting shall be entitled to a second or casting vote.

          3.18 Conflict of Interest. A director or officer who is a party to, or who is a director or officer of or has a material interest in any person who is a party to, a material contract or proposed material contract with the Corporation shall disclose the nature and extent of his or her interest at the time and in the manner provided by the Act. Any such contract or proposed contract shall be disclosed to the board, even if such contract is one that in the ordinary course of the Corporations business would not require approval by the board, and a director interested in a contract so referred to the board shall not vote on any resolution to approve the same, except as provided by the Act.

          3.19 Remuneration and Expenses. The directors shall be paid such remuneration for their services as the board may from time to time determine. The directors, in addition to such remuneration to be paid to them as the board may from time to time determine, shall be entitled to reimbursement for traveling and other expenses properly incurred by them in attending meetings of the board or any committee thereof or in otherwise attending to the business and affairs of the Corporation.

                                    Section 4

                                   COMMITTEES

          4.01 Executive Committee. The board may appoint from time to time from their number an Executive Committee consisting of not less than three (3) directors. Each member of such Executive Committee shall hold office during the pleasure of the directors.


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          4.02 Powers of Executive Committee. Such Executive Committee shall have and may exercise any of the powers of the board except those which, under the Act, a committee of directors has no authority to exercise.

          4.03 Minutes of Executive Committee. Minutes of all business transacted at every meeting of the Executive Committee shall be kept and shall be read and confirmed at a subsequent meeting of the directors.

          4.04 Audit Committee. An Audit Committee of the board is hereby constituted with all the powers and duties conferred on it by the laws governing the Corporation and such other powers and duties as may be conferred on it from time to time by resolution of the board.

          In addition to the foregoing powers and duties, the Audit Committee shall be responsible to the board for the following matters and for reporting to the board thereon from time to time:

          (a)       nomination of auditors;

          (b) review of the annual financial statements of th Corporation as prepared by the management of the Corporation and the proposed report or reports of the auditors thereon; and

          (c) insuring that the management of the Corporation and the auditors are each satisfied that the procedures followed and proposed by the management of the Corporation and the auditors relating to the preparation of the financial statements of the Corporation and the verification thereof are in the best interests of the Corporation and in accordance with generally accepted accounting principles. Should there by any differences of opinion in this respect which have not been suitably resolved, it will so report to the board unless, in the opinion of the Committee, the differences are not material.

          So long as any aspect of the financial statements or the procedures on which such statements are based is not questioned either by the management of the Corporation or by the auditors, the Audit Committee will be entitled to assume that the same is acceptable and in accordance with generally accepted accounting principles.

          The Audit Committee shall have neither the responsibility nor authority for altering the financial statements or the accounting procedures of the Corporation.

          Membership of Audit Committee:

          (a) until otherwise determined by resolution of the board, the Audit Committee shall consist of three members elected from amongst the directors, a majority of whom are


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                   not officers or employees of the Corporation or any of its affiliates; and

          (b) the board may by resolution, from time to time, remove any member of the Audit Committee, with or without cause.

          Audit Committee Procedures:

          (a) Except as otherwise provided in this or any other resolution of the board, the rules and regulations relating to the calling and holding of and proceedings at meetings of the Audit Committee shall be those, mutatis mutandis, that apply to meetings of the board;

          (b) The chairman and vice-chairman, if any, of the Audit Committee shall be the member or members thereof designated from time to time by resolution of the board of directors;

          (c) The Audit Committee will report to the board at such intervals and at such times as shall be determined from time to time by the board;

          (d) (i) The quorum for meetings of the Audit Committee shall consist of two members; and

                   (ii) meetings of the Audit Committee shall be held at such time and place as may be determined from time to time by the Audit Committee or by the chairman or vice- chairman, if any, of the Audit Committee or any two - members.

          Any meetings of the Audit Committee called in accordance with the laws governing the Corporation but not in accordance with a determination made as aforesaid shall be held at the registered office of the Corporation.

          4.05 Other Committees. The board may also appoint such committees of the directors in addition to the Executive Committee and the Audit Committee as they may determine from time to time and may delegate to such other committees any of the powers of the board except those which, under the Act, a committee of directors has no authority to exercise.

          4.06 Meetings. Procedures. etc. The board may from time to time by resolution adopt rules or regulations relating to the calling, holding of meetings and procedures thereof of the Executive Committee, the Audit Committee, and other committees of directors.


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                                    Section 5

                                    OFFICERS

          5.01 Chairman of the Board. The board may from time to time elect a chairman of the board who shall be a director. if elected, the chairman of the board shall, subject to the provisions of the Act, have such powers and duties as the board may specify.

          5.02 Vice-Chairman of the Board. If a chairman of the board has been elected, the board may from time to time also elect one or more vice-chairmen of the board who shall be directors. During the absence or disability of the chairman of the board, all of the chairman's duties shall be performed and his or her powers exercised by a vice-chairman of the board; and any vice-chairman shall have such other powers and duties as the board or the chairman of the board may specify.

          5.03 Chief Executive Officer. The board may from time to time elect a chief executive officer. The chief executive officer shall be a director and may, at the same time, hold the office of chairman of the board or president or both the offices of chairman of the board and president. The chief executive officer shall have, subject to the authority of the board, general control and supervision of the business of the Corporation and shall have such other powers and duties as the board may specify.

          5.04 Managing Director. The board may from time to time elect a managing director who shall be a director. If elected, the managing director shall have such powers and duties as the board may specify.

          5.05 Appointment of Other Officers. The board may from time to time appoint a president, a chief operating officer, one or more vice-presidents (to which title may be added words indicating seniority or function), a secretary, a treasurer and such other officers as the board may determine, including one or more assistants to any of the officers so appointed. The board may specify the duties of and, in accordance with these by-laws and subject to the provisions of the Act, delegate to such officers powers to manage the business and affairs of the Corporation. Subject to sections 5.01, 5.02, 5.03 and 5.04, an officer other than the chairman of the board, a vice-chairman, the chief executive officer, and the managing director, if any, may but need not be a director and one person may hold more than one office.

          5.06 President. The board may from time to time appoint a president who shall have such powers and duties as the board may specify.

          5.07 Chief Operating Officer. The board may from time to time appoint a chief operating officer who shall have such powers and duties as the board may specify.

          5.08 Vice-President. A vice-president shall have such powers and duties as may be assigned from time to time by the board, by the chief executive officer, or by the president.


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          5.09 Secretary. The secretary shall: attend and be the secretary of all meetings of the board and all meetings of shareholders and shall enter or cause to be entered in records kept for that purpose minutes of all proceedings thereat; give or cause to be given, as and when instructed, all notices to shareholders, directors, officers, auditors and members of committees of the board; be the custodian of the stamp or mechanical device generally used for affixing the corporate seal of the Corporation and of all books, papers, records, documents and instruments belonging to the Corporation, except when some other officer or agent has been appointed for that purpose; have such other powers and duties as the board, the chief executive officer or the president may specify.

          5.10 Treasurer. The treasurer shall: be responsible for the deposit of money, the safekeeping of securities and the disbursement of the funds of the Corporation; render to the board whenever required an account of all transactions as treasurer; have such other powers and duties as the board, the chief executive officer or the president may specify.

          5.11 Powers and Duties of Other Officers. The powers and duties of all other officers shall be such as the terms of their engagement call for or as the board, the chief executive officer or the president may specify. Any of the powers and duties of an officer to whom an assistant has been appointed may be exercised and performed by such assistant, unless the board, the chief executive officer or the president otherwise directs.

          5.12 Variation of Powers and Duties. The board may from time to time and subject to the provisions of the Act, vary, add to or limit the powers and duties of any officer.

          5.13 Term of Office. The board, in its discretion, may remove any officer of the Corporation. Otherwise each officer appointed by the board shall hold office until his or her successor is appointed.

          5.14 Terms of Employment and Remuneration. The terms of employment and the remuneration of officers appointed by the board shall be determined by the board or by a duly appointed committee thereof from time to time.

          5.15 Conflict of Interest. An officer shall disclose his or her interest in any material contract or proposed material contract with the Corporation in accordance with section 3.18.

          5.16 Agents and Attorneys. The board shall have power from time to time to appoint agents or attorneys for the Corporation in or outside Canada with such powers of management or otherwise (including the power to sub-delegate) as may be determined by the board subject to the provisions of the Act.

          5.17 Fidelity Bonds. The board may require such officers, employees and agents of the Corporation as the board deems advisable to furnish bonds for the faithful discharge of their powers and duties, in such form and with such surety as the board may from time to time determine.


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                                    Section 6

                  PROTECTION OF DIRECTORS, OFFICERS AND OTHERS

          6.01 Indemnity. Subject to the limitations contained in the Act, the Corporation shall indemnify a director or officer, a former director or officer, or a person who acts or acted at the Corporation's request as a director or officer of a body corporate of which the Corporation is or was a shareholder or creditor (or a person who undertakes or has undertaken any liability on behalf of the Corporation or any such body corporate) and his or her heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him or her in respect of any civil, criminal or administrative action or proceeding to which he or she is made a party by reason of being or having been a director or officer of the Corporation or such body corporate or undertaking any liability on behalf of the Corporation or any such body corporate, if

          (a) such director or officer acted honestly and in good faith with a view to the best interests of the Corporation; and

          (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, such director or officer had reasonable grounds for believing that his or her conduct was lawful.

          6.02 Limitation of Liability. No director or officer shall be liable for the acts, receipts, neglects or defaults of any other director, officer, employee or agent, or for joining in any receipt or other act for conformity, or for any loss, damage or expense happening to the Corporation through the insufficiency or deficiency of title to an property, or for the insufficiency or deficiency of any security in or upon which any of the moneys of the Corporation shall be invested, or for any loss or damage arising from the bankruptcy, insolvency or tortious acts of any person with whom any of the moneys, securities or effects of the Corporation shall be deposited, or for any loss occasioned by any error of judgement or oversight on his or her part, or for any other loss, damage or misfortune whatever which shall happen in the execution of the duties of his or her office or in relation thereto, unless the same are occasioned by his or her own willful neglect or default; provided that nothing herein shall relieve any director or officer from the duty to act in accordance with the Act and the regulations thereunder or from liability for any breach thereof.

          6.03 Insurance. Subject to the limitations contained in the Act, the Corporation may purchase, maintain or participate in such insurance for the benefit of its directors and officers as the board may from time to time determine.


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                                    Section 7

                                     SHARES

          7.01 Registration of Transfer. Subject to the provisions of the Act, no transfer of shares shall be registered in a securities register except by electronically transmitted book entry security transfer or upon presentation of the certificate representing such shares with a transfer endorsed thereon or delivered therewith duly executed by the registered holder or by an attorney or successor duly appointed, together with such reasonable assurance or evidence of signature, identification and authority to transfer as the board may from time to time prescribe, upon payment of all applicable taxes and any fees prescribed by the board, upon compliance with such restrictions on transfer as are authorized by the Articles.

          7.02 Transfer Agents and Registrars. The board may from time to time appoint a registrar to maintain the securities register and a transfer agent to maintain the register of transfers and may also appoint one or more branch registrars to maintain branch registers of transfers, but one person may be appointed both registrar and transfer agent. The board may at any time terminate any such appointment.

          7.03 Non-recognition of Trusts. Subject to the provisions of the Act, the Corporation shall treat as absolute owner of any share the person in whose name the share is registered in the securities register as if that person had full legal capacity and authority to exercise all rights of ownership, irrespective of any indication to the contrary through knowledge or notice or description in the Corporation's records or on the share certificate.

          7.04 Share Certificates. Every holder of one or more shares of the Corporation shall be entitled, at his or her option, to a share certificate, or to a non-transferable written acknowledgment of his or her right to obtain a share certificate, stating the number and class or series of shares held by him or her as shown on the securities register. Share certificates and acknowledgments of a shareholder's right to a share certificate, respectively, shall be in such form as the board shall from time to time approve. Any share certificate shall be signed in accordance with section 2.03 and need not be under the corporate seal; provided that, unless the board otherwise determines, certificates representing shares in respect of which a transfer agent and/or registrar has been appointed shall not be valid unless countersigned by or on behalf of such transfer agent and/or registrar. The signature of one of the signing officers or, in the case of share certificates which are not valid unless countersigned by or on behalf of a transfer agent and/or registrar, the signatures of both signing officers, may be printed or mechanically reproduced in facsimile upon 1 share certificates and every such facsimile signature shall for all purposes be deemed to be the signature of the officer whose signature it reproduces and shall be binding upon the Corporation. A share certificate executed as aforesaid shall be valid notwithstanding that one or both of the officers whose facsimile signature appears thereon no longer holds office at the date of issue of the certificate.


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          7.05 Replacement of Share Certificates. The board or any officer or agent designated by the board may in its or his or her discretion direct the issue of a new share certificate in lieu of and upon cancellation of a share certificate that has been mutilated or in substitution for a share certificate claimed to have been lost, destroyed or wrongfully taken on such terms as to indemnity, reimbursement of expenses and evidence of loss and of title as the board may from time to time prescribe, whether generally or in any particular case.

          7.06 Joint Shareholders. If two or more persons are registered as joint holders of any share, the Corporation shall not be bound to issue more than one certificate in respect thereof, and delivery of such certificate to one of such persons shall be sufficient delivery to all of them. Any one of such persons may give effectual receipts for the certificates issued in respect thereof or for any dividend, bonus, return of capital or other money payable or warrant issuable in respect of such share.

          7.07 Deceased Shareholders. In the event of the death of a holder, or of one of the joint holders, of any share, the Corporation shall not be required to make any entry in the securities register in respect thereof or to make payment of any dividends thereon except upon production of all such documents as may be required by law and by the Act and upon compliance with the reasonable requirements of the Corporation and its transfer agents.

                                    Section 8

                              DIVIDENDS AND RIGHTS

          8.01 Dividends. Subject to the provisions of the. Act, the board may from time to time declare dividends on its issued shares payable to the shareholders according to their respective rights and interests in the Corporation. Dividends may be paid in money or property or by issuing fully paid shares of the Corporation.

          8.02 Dividend Cheques. A dividend payable in cash shall be paid by cheque drawn on the Corporation's banks, or one of them, to the order of each registered holder of shares of the class or series in respect of which it has been declared and mailed by prepaid ordinary mail to such registered holder at his or her recorded address, unless such holder otherwise directs. In the case of joint holders the cheque shall, unless such joint holders otherwise direct, be made payable to the order of all such joint holders and mailed to them at their recorded-address. The mailing of such cheque as aforesaid, unless the same is not paid on due presentation, shall satisfy and discharge the liability for the dividend to the extent of the sum represented thereby plus the amount of any tax which the Corporation is required to and does withhold.

          8.03 Non-receipt of Cheques. In the event of non-receipt of any dividend cheque by the person to whom it is sent as aforesaid, the Corporation shall issue to such person a replacement cheque for a like amount on such terms as to indemnity, reimbursement of expenses and evidence of non-receipt and of title, as the board may from time to time prescribe, whether generally or in any


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particular case.

          8.04 Record Date for Dividends and Rights. The board may fix in advance a date, preceding by not more than 50 days the date for the payment of any dividend or the date for the issue of any warrant or other evidence of right to subscribe for securities of the Corporation, as a record date for the determination of the persons entitled to receive payment of such dividend or to exercise the right to subscribe for such securities provided the notice of any such-record date is given when required by the Act, not less than 7 days before such record date, by newspaper advertisement in the manner provided in the Act. Where no record date is fixed in advance as aforesaid, the record date for the determination of the persons entitled to receive payment of any dividend or to exercise the right to subscribe for securities of the Corporation shall be at the close of business on the day on which the resolution relating to such dividend or right to subscribe is passed by the board.

          8.05 Unclaimed Dividends. Any dividend unclaimed after a period of 6 years from the date on which the same has been declared to be payable shall be forfeited and shall revert to the Corporation.

                                    Section 9

                            MEETINGS OF SHAREHOLDERS

          9.01 Annual Meeting. The annual meeting of shareholders shall be held at such time in each year and, subject to section 9.03, at such place as the board may from time to time determine for the purpose of considering the financial statements and reports required by the Act to be placed before the annual meeting, electing directors, appointing auditors and for the transaction of such other business as may properly be brought before the meeting.

          9.02 Special Meetings. The board shall have power to call a special meeting of shareholders at any time.

          9.03 Place of Meetings. Meetings of shareholders shall be held at the registered office of the Corporation or elsewhere in the urban community in which the registered office is situated or, if the board shall so determine, at such other place permitted under the Act.

          9.04 Notice of Meetings. Notice of the time and place of each meeting of shareholders shall be given in the manner provided in Section 10.01 not less than 21 nor more than 50 days before the date of the meeting to each director, to the auditor and to each shareholder who, at the close of business on the record date for notice (if any) is entered in the securities register of the Corporation as the holder of one or more shares carrying the right to vote at the meeting. Notice of a meeting of shareholders at which special business is to be transacted shall state the nature of such business in sufficient detail to permit the shareholder to form a reasoned judgment thereon and shall state the text of any special resolution to be submitted to the meeting. A shareholder may in any manner waive


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



notice of or otherwise consent to a meeting of shareholders.

          9.05 List of Shareholders Entitled to Notice. For every meeting of shareholders, the Corporation shall prepare a list of shareholders entitled to receive notice of the meeting, arranged in alphabetical order and showing the number of shares entitled to vote at the meeting held by each shareholder: If a record date for the meeting is fixed pursuant to Section 9.06, the shareholders listed shall be those registered at the close of business on a day not later than 10 days after such record date. If no record date is fixed, the shareholders listed shall be those registered at the close of business on the day immediately preceding the day on which notice of the meeting is given, or where no such notice is given, the day on which the meeting is held. The list shall be available for examination by any shareholder during usual business hours at the registered office of the Corporation or at the place where the securities register is kept, and at the place where the meeting is held.

          9.06 Record Date for Notice. The board may fix in advance a record date, preceding the date of any meeting of shareholders by not more than 50 days and not less than 21 days, for the determination of the shareholders entitled to notice of the meeting, provided that notice of any such record, date is given when required by the Act, not less than 7 days before such record date, by newspaper advertisement in the manner provided in the Act and by written notice to each stock exchange in Canada an which the shares of the Corporation are listed for trading. If no record date is so fixed, the record date for the determination of the shareholders entitled to notice of the meeting shall be the close of business on the day immediately preceding the day on which the notice is given.

          9.07 Chairman. Secretary and Scrutineers. The chairman of any meeting of shareholders shall be the first mentioned of such of the following officers as have been appointed and who are present at the meeting: chairman of the board, a vice-chairman of the board, managing director, president, or a vice-president who is a shareholder. If no such officer is present within 15 minutes from the time fixed for holding the meeting, the persons present and entitled to vote shall choose one of their number to be chairman. If the secretary of the Corporation is absent, the chairman shall appoint some person, who need not be a shareholder, to act as secretary of the meeting. If desired, one or more scrutineers, who need not be shareholders, may be appointed by a resolution or by the chairman with the consent of the meeting.

          9.08 Persons Entitled to be Present. The only persons entitled to be present at a meeting of shareholders shall be those entitled to vote thereat, the directors and auditors of the Corporation and others who, although not entitled to vote, are entitled or required under, any provision of the Act or the Articles or by-laws to be present at the meeting. Any other person may be admitted only on the invitation of the chairman of the meeting or with the consent of the meeting.

          9.09 Quorum. At any meeting of shareholders three (3) persons personally present, each of whom shall be entitled to vote thereat either personally or as the authorized representative of a corporation holding at least one (1) share carrying voting rights thereat, and representing in person or by proxy at least five percent (5%) of the then outstanding shares of the Corporation whose holders


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



are entitled to vote at such meeting shall constitute a quorum for the transaction of the business at such meeting and the act of the holders of a majority of the shares so represented and entitled to vote shall be the act of the shareholders except where the vote or consent of the holders of a greater number of shares is required or directed by law or by the by-laws. The vote of the holders of a majority of the shares represented at any meeting of shareholders and entitled to vote shall be sufficient for the valid ratification of any previous action of the board and of the officers of the Corporation. If, however, a quorum shall not be present or represented at any meeting of the shareholders, those present in person and entitled to be counted, for the purpose of forming a quorum, shall have power to adjourn the meeting to a fixed time and place but may not transact any other business. At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting adjourned.

          9.10 Adjournment. If a meeting of shareholders is adjourned for less than 30 days, it shall not be necessary to give notice of the adjourned meeting, other than by announcement at the earliest meeting that is adjourned. If a meeting of shareholders is adjourned by one or more adjournments for an aggregate of 3O days or more, notice of the adjourned meeting shall be given as for an original meeting.

          9.11 Right to Vote. At any meeting of shareholders in respect of which the Corporation has prepared the list referred to in Section 9.05, every person who is named in such list shall be entitled to vote at such meeting, except to the extent that

          (a) the person has transferred the ownership of any of his or her shares after the record date, and

          (b) the transferee of those shares (i) produces properly endorsed share certificates, or (ii) otherwise establishes that he or she owns the shares and demands, not later than ten days before the meeting, that his or her name be included in the list before the meeting, in which case the transferee is entitled to vote his or her shares at the meeting.

          9.12 Proxies. Every shareholder entitled to vote at a meeting of shareholders may appoint a proxyholder, or one or more alternate proxyholders, who need not be shareholders, to attend and act at the meeting in the manner and to the extent authorized and with the authority conferred by the proxy. A proxy shall be in writing executed by the shareholder or his or her attorney and shall conform with the requirements of the Act.

          9.13 Joint Shareholders. If two or more persons hold shares jointly, any one of them present in person or represented by proxy at a meeting of shareholders may, in the absence of the other or others, vote the shares; but if two or more of those persons are present in person or represented by proxy and vote, they shall vote as one on the shares jointly held by them.


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          9.14 Votes to Govern. At any meeting of shareholders every question shall, unless otherwise required by the Articles or by-laws, be determined by the majority of the votes cast on the question. In case of an equality of votes either upon a show of hands or upon a poll, the chairman of the meeting shall be entitled to a second or casting vote.

          9.15 Show of Hands. Subject to the provisions of the Act, any question at a meeting of shareholders shall be decided by a show of hands unless a ballot thereon is required or demanded as hereinafter provided. Upon a show of hands every person who is present and entitled to vote shall have one vote. Whenever a vote by show of hands shall have been taken upon a question, unless a ballot thereon is so required or demanded, a declaration by the chairman of the meeting that the vote upon the question has been carried or carried by a particular majority or not carried and an entry to that effect in the minutes of the meeting shall be prima facie evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against any resolution or other proceeding in respect of the said question, and the result of the vote so taken shall be the decision of the shareholders upon the said question.

          9.16 Ballots. On any question proposed for consideration at a meeting of shareholders, and whether or not a show of hands has been taken thereon, any shareholder or proxyholder entitled to vote at the meeting may require or demand a ballot. A ballot so required or demanded shall be taken in such manner as the chairman shall direct. A requirement or demand for a ballot may be withdrawn at any time prior to the taking of the ballot. If a ballot is taken, each person present shall be entitled (in respect of the shares which he or she is entitled to vote at the meeting upon the question) to that number of votes provided for in the Act or the articles, and the result of the ballot so taken shall be the decision of the shareholders upon the said question.

          9.17 Resolution in Writing. A resolution in writing signed by all the shareholders entitled to vote on that resolution at a meeting of shareholders is as valid as if it had been passed at a meeting of the shareholders unless a written statement with respect to the subject matter of the resolution is submitted by a director or the auditors in accordance with the Act.

                                   Section 10

                                     NOTICES

          10.01 Method of Giving Notices. Any notice (which term includes any communication or document) to be given (which term includes sent, delivered or served) pursuant to the Act, the regulations thereunder, the articles, the by-laws or otherwise to a shareholder, director, officer, auditor or member of a committee of the beard shall be sufficiently given if delivered personally to the person to whom it is to be given or if delivered to such person's recorded address or if mailed to his or her recorded address by any means of prepaid transmitted or recorded communication such as telex, cable, telegram or facsimile transmission. A notice so delivered shall be deemed to have been given when it is delivered personally or to the recorded address as aforesaid; a notice so mailed shall be deemed to have been given when deposited in a post office or public letter box; and a notice so sent by any means of transmitted or recorded communication shall be deemed to have been given when dispatched or delivered to the appropriate communication company or agency or its representative for dispatch. The secretary may change or cause to be changed the recorded address of any shareholder, director, officer, auditor or member of a committee of the board in accordance with any information believed by the secretary to be reliable.

          10.02 Notice to Joint Shareholders. If two or more persons are registered as joint holders of any share, any notice shall be addressed to all of such joint holders but notice to one of such persons shall be sufficient notice to all of them.

          10.03 Computation of Time. In computing the date when notice must be given under any provision requiring a specified number of days' notice of any meeting or other event, the date of giving the notice shall be excluded and the date of the meeting or other event shall be included.

          10.04 Undelivered Notices. If any notice given to a shareholder pursuant to Section 10.01 is returned on three consecutive occasions because he or she cannot be found, the Corporation not be required to give any further notice to such shareholder until he or she informs the Corporation in writing of his or her new address.

          10.05 Omissions and Errors. The accidental omission to give any notice to any shareholder, director, officer, auditor or member of a committee of the board or the non-receipt of any notice by any such person or any error in any notice not affecting the substance thereof shall not invalidate any action taken at any meeting held pursuant to such notice or otherwise founded thereon.

          10.06 Persons Entitled by Death or Operation of Law. Every person who, by operation of law, transfer, death of a shareholder or any other means whatsoever, shall become entitled to any share, shall be bound by every notice in respect of such share which shall have been duly given to the shareholder from whom he or she derives title to such share prior to his or her name and address being entered on the securities register (whether such notice was given before or after the happening of the event upon which he or she became so entitled) and prior to furnishing to the Corporation the proof of authority or evidence of his or her entitlement prescribed by the Act.

          10.07 Waiver of Notice. Any shareholder (or his or her duly appointed proxyholder), director, officer, auditor or member of a committee of the board may at any time waive any notice, or waive or abridge the time for any notice, required to be given to him or her under any provision of the Act, the regulations thereunder, the Articles, the by-laws or otherwise and such waiver or abridgement shall cure any default in the giving or in the time of such notice, as the case may be. Any such waiver or abridgement shall be in writing except a waiver of notice of a meeting of -shareholders or of the board which may be given in any manner.


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                                   Section 11

                                 EFFECTIVE DATE

          11.01 Effective Date. These by-laws shall be effective from the date of the resolution of the directors making these by-laws until it is confirmed, confirmed as amended, or rejected by the shareholders and where these by-laws are confirmed or confirmed as amended by the shareholders, they shall continue in effect in the form in which they were so confirmed.

          11.02 Repeal. As of the coming into effect of this by-law, By-Law No. 1 of the Corporation dated the 6th day of April, 1981 and By-Law No. 3 of the Corporation dated the 6th day of June, 1983, are repealed provided that such repeal does not affect the validity of any act done or right, privilege, obligation or liability acquired or incurred under, or the validity of any contract or agreement made pursuant to, or the validity of any articles or predecessor charter documents of the Corporation obtained pursuant to, any such by-laws prior to their repeal. All officers and persons acting under any by-laws so repealed shall continue to act as if appointed under the provisions of this by-law and all resolutions of the shareholders or the board with continuing effect passed under any repealed bylaws shall continue good and valid except to the extent inconsistent with this by-law and until amended or repealed.

          ENACTED by the board this 21st day of January, 2000.




          Morden C. Lazarus                        D . Jason K. Rivers




          Fernand Lalonde, Q.C.



The foregoing by-law is hereby confirmed by the shareholders of the Corporation pursuant to the Canada Business Corporations Act the 25th day of February , 2000
                                                                Secretary



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